AMENDED AND RESTATED AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Amended and Restated Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Amended and Restated Transfer and Assumption Agreement”) is made as of September 29, 2011, by and between BULL FROG HOLDING, INC., a Nevada corporation (a/k/a Bullfrog Holdings, Inc.) (“BHI”), with an address of #320 – 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3, NPX METALS, INC., a Nevada corporation (“NPX” and collectively with BHI, “Assignor”), with an address of 3266 West Galveston Road, #107, Apache Junction, Arizona 85220, and STANDARD GOLD CORP., a Nevada corporation, with an address of 897 Quail Run Drive, Grand Junction, Colorado 81505 (“Assignee”).  NPX, BHI, and Assignee, are sometimes referred to herein each as a party, or together as the parties.

WHEREAS, Assignor and Assignee entered into that certain Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated January 30, 2010 (the “Original Agreement”, as amended by that certain Amendatory Agreement dated October 21, 2010 (the “Amended Agreement”) (the Original Agreement, together with the Amended Agreement, is referred to herein as the “Transfer and Assumption Agreement”);

WHEREAS, Assignor and Assignee desire to amend and restate the Transfer and Assumption Agreement in its entirety as set forth herein;

WHEREAS, NPX and BHI each own a 90% and 10% interest, respectively, in the “Bullfrog Project” assets, as set forth on Exhibit “A” attached hereto (collectively, the “Assets”); and

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, 100% interest in the Assets, free and clear of all liens, claims, encumbrances and liabilities (except as provided in Section 2 hereof), and in connection therewith, Assignee has agreed to assume certain of the liabilities of Assignor relating to the Assets, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                      Assignment and Sale.

1.1.           Assignment of Assets.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the Assets, including all information and materials of any kind whatsoever (including both title and technical information) as provided for and conveyed to NPX by that certain Second Amendment to Mining Venture Agreement dated October 1, 2008 between NPX, Liberty Star Uranium & Metals Corp., and JABA US, Inc. relating to the Beatty Project and the Area of Mutual Interest as defined therein and any information and materials received or obtained thereafter.

1.2           Closing.  The initial purchase and sale of Assignor’s interest in the Assets took place at a closing (the “Closing”) held at the law office of Sichenzia Ross Friedman & Ference LLP where Assignor received 3,000,000 shares of common stock, par value $0.0001 per share, of Assignee.  Notwithstanding any provisions pursuant to the Transfer and Assumption Agreement to the contrary, Assignor shall not be entitled to receive any additional cash payments or shares of common stock of Assignee pursuant to the provisions of this Amended and Restated Transfer and Assumption Agreement.

1.3           Additional Consideration.  Following the Closing, Assignee agrees to grant BHI a 3% Net Smelter Return on the Assets calculated and payable in accordance with Exhibit 1(c) of the Amended Agreement, provided however, in the event that BHI is not able to produce and deliver a true and accurate copy of Exhibit 1(c) of the Amended Agreement to Assignee, then Assignee agrees to grant BHI a 3% Net Smelter Return on the Assets in substantially the same form as set forth on Exhibit “E” attached hereto (the “Alternate Form of Net Smelter Return”) (the “Royalty”).  Notwithstanding any provisions pursuant to the Transfer and Assumption Agreement to the contrary, NPX shall not be entitled to receive any Annual Preproduction Royalty Payment, as defined therein, pursuant to the provisions of this Amended and Restated Transfer and Assumption Agreement.

1.4           Area of Interest.  There shall be an area of mutual interest which shall comprise that area which is within one (1) mile of the outermost boundary of each of the patented and unpatented mining claims which constitute the Assets (the “Area of Interest”) as at the date of this Amended and Restated Transfer and Assumption Agreement.  If at any time Assignor stakes, locates or otherwise acquires, directly or indirectly, any right to or interest in any unpatented mining claim, license, lease, grant, concession, permit, patent or other mineral property located wholly or partly within the Area of Interest, then Assignor shall within thirty (30) days transfer such right or interest to Assignee without any cost or expense to Assignee whatsoever.  If at any time Assignee stakes, locates or otherwise acquires, directly or indirectly, any right to or interest in any unpatented mining claim, license, lease, grant, concession, permit, patent or other mineral property located wholly or partly within the Area of Interest, including any such right or interest acquired from Assignor as set forth above (the “Acquired Asset”), then such interest or right shall thereafter form part of the Assets for all purposes of this Amended and Restated Transfer and Assumption Agreement, and Assignee shall grant BHI a Royalty on the Acquired Asset as set forth in Section 1.3 above.  Notwithstanding the foregoing, in the event that any Acquired Asset is burdened by any other royalty of any kind whatsoever, then Assignee’s obligation to grant BHI a Royalty shall only apply to the excess between the other royalty and a maximum of 3%.  For example and for purposes of clarity, if an Acquired Asset is burdened by a 2% net smelter return royalty, then BHI shall only be due a 1% net smelter return royalty, for a total royalty burden on the Acquired Asset of 3%.  Similarly, if an Acquired Asset is burdened by a 3% net smelter return royalty, then BHI shall not be due any Royalty on the Acquired Asset whatsoever.

1.5           Work Commitment.  Notwithstanding any provisions pursuant to the Transfer and Assumption Agreement to the contrary, Assignee shall not be obligated to fund or perform any Work Commitment, as defined therein, pursuant to the provisions of this Amended and Restated Transfer and Assumption Agreement.

1.6           Quitclaim Deeds.  In connection with the execution of this Amended and Restated Transfer and Assumption Agreement, Assignor shall immediately execute and deliver to Assignee (a) a Quitclaim Deed relating to the patented mining claims, which comprise a portion of the Assets, in substantially the same form as set forth on Exhibit “C” attached hereto and (b) a Quitclaim Deed relating to the unpatented mining claims and sites, which comprise a portion of the Assets, in substantially the same form as set forth on Exhibit “D” attached hereto.

1.7           Further Assurances.  Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Amended and Restated Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of its interest in the Assets.

Section 2.                      Assumption.

2.1           Assumed Liabilities.  As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, those liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets assigned, as set forth on Exhibit “B” attached hereto (the “Liabilities”).

Section 3.                      Representations and Warranties of the Assignor.  Assignor, severally and jointly, hereby makes the following representations and warranties to Assignee, which shall survive the Closing and sale of the Assets:

(a)	The Assets are owned by Assignor free and clear of any and all liens, claims, encumbrances, preemptive rights, right or first refusal and adverse interests of any kind.

(b)
Assignor has the requisite power and authority to enter into this Amended and Restated Transfer and Assumption Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Assignor’s obligations hereunder.

(c)
No consent, approval or agreement of any individual or entity is required to be obtained by Assignor in connection with the execution and performance by Assignor of this Amended and Restated Transfer and Assumption Agreement or the execution and performance by Assignor of any agreements, instruments or other obligations entered into in connection with this Amended and Restated Transfer and Assumption Agreement.

(d)
There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to Assignor’s knowledge, threatened against Assignor or any of Assignor’s properties or the Assets.

(e)	There is no judgment, decree or order against Assignor that could prevent, enjoin, alter or delay any of the transactions contemplated by this Amended and Restated Transfer and Assumption Agreement.

(f)
There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to Assignor’s knowledge, threatened against the Assignor or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(g)	No bankruptcy, receivership or debtor relief proceedings are pending or, to Assignor’s knowledge, threatened against Assignor.

(h)
Assignor has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Laws, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Amended and Restated Transfer and Assumption Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(i)	Assignor is aware of Assignee’s business affairs and financial condition and has reached an informed and knowledgeable decision to assign the Assets.

(j)
Other than the Liabilities, there are no liabilities, commitments, contracts, agreements, obligations or other claims against Assignor or the Assets, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets.

All representations, covenants and warranties of Assignor contained in this Amended and Restated Transfer and Assumption Agreement shall be true and correct on and as of the Closing with the same effect as though the same had been made on and as of such date.  Assignor agrees to indemnify and hold harmless Assignee for and against any breach of the representations or warranties contained in this Amended and Restated Transfer and Assumption Agreement.

Section 4.                      Miscellaneous.

(a)           Entire Agreement.  This Amended and Restated Transfer and Assumption Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Amended and Restated Transfer and Assumption Agreement.  No part of this Amended and Restated Transfer and Assumption Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Amended and Restated Transfer and Assumption Agreement, states that it is a modification or amendment of this Amended and Restated Transfer and Assumption Agreement and is signed by the parties to this Amended and Restated Transfer and Assumption Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Amended and Restated Transfer and Assumption Agreement, it being acknowledged by the parties to this Amended and Restated Transfer and Assumption Agreement that this Amended and Restated Transfer and Assumption Agreement is intended to be, and is, the complete and exclusive statement of the Amended and Restated Transfer and Assumption Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b)           Severability.  If any section, term or provision of this Amended and Restated Transfer and Assumption Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c)           Notices.  All notices provided for in this Amended and Restated Transfer and Assumption Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Amended and Restated Transfer and Assumption Agreement. Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

(d)           Governing Law.  This Amended and Restated Transfer and Assumption Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. By execution and delivery of this Amended and Restated Transfer and Assumption Agreement, each of the parties hereby irrevocably (i) consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Amended and Restated Transfer and Assumption Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, (ii) submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consents to any service of process made either (x) in the manner set forth in this Amended and Restated Transfer and Assumption Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e)           Waiver of Jury Trial.  Each of the parties hereto hereby expressly waives any right to a trial by jury in the event of any suit, action or proceeding to enforce this Amended and Restated Transfer and Assumption Agreement or any other action or proceeding which may arise out of or in any way be connected with this Amended and Restated Transfer and Assumption Agreement or any of the other documents or agreements executed in connection herewith.

(f)           Parties to Pay Own Expenses.  Each of the parties to this Amended and Restated Transfer and Assumption Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Amended and Restated Transfer and Assumption Agreement, the consummation of the transactions contemplated by this Amended and Restated Transfer and Assumption Agreement and related expenses.

(g)           Successors.  This Amended and Restated Transfer and Assumption Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that no party may assign this Amended and Restated Transfer and Assumption Agreement or any of its rights under this Amended and Restated Transfer and Assumption Agreement without the prior written consent of the other parties.

(h)           Further Assurances.  Each party to this Amended and Restated Transfer and Assumption Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other parties to this Amended and Restated Transfer and Assumption Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Amended and Restated Transfer and Assumption Agreement.

(i)           Counterparts.  This Amended and Restated Transfer and Assumption Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)           No Strict Construction.  The language used in this Amended and Restated Transfer and Assumption Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)           Headings.  The headings in the Sections of this Amended and Restated Transfer and Assumption Agreement are inserted for convenience only and shall not constitute a part of this Amended and Restated Transfer and Assumption Agreement.

(l)           Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Amended and Restated Transfer and Assumption Agreement. Each party recognizes and acknowledges that counsel to Assignee has represented certain shareholders of Assignee and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS]

IN WITNESS WHEREOF, this Amended and Restated Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations has been duly executed and delivered by the parties hereto as of the date first above written.

ASSIGNOR: NPX METALS, INC., a Nevada corporation

By:
Name: Daniel Bleak Title: President

BULL FROG HOLDING, INC., a Nevada corporation

By:
Name: Daniel Bleak Title: President

ASSIGNEE: STANDARD GOLD CORP., a Nevada corporation

By:
Name: Oliver Lindsay Title: Executive Vice President